UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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BDCA Venture, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with the solicitation of proxies for the 2015 Annual Meeting of Stockholders of BDCA Venture, Inc. (the “Company”) in person, by mail or electronic delivery, or by telephone or facsimile transmission:  (i) by the directors or officers of the Company, (ii) by the officers, employees or agents of the Company’s investment adviser, BDCA Venture Adviser, LLC (the “Adviser”), or (iii) by Georgeson, Inc., the Company’s proxy solicitor, the following additional materials may be used and are hereby being filed with the U.S. Securities and Exchange Commission.

FOR IMMEDIATE RELEASE

INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS BDCA VENTURE, INC. STOCKHOLDERS VOTE FOR ALL BDCV’S DIRECTOR NOMINEES

June 29, 2015 – Greenwood Village, Colorado – BDCA Venture, Inc., a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“BDCV” or the “Company”) (Nasdaq:  BDCV), today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, has issued its comprehensive report recommending that the Company’s stockholders vote on the WHITE proxy card FOR all Company director nominees (Laurence W. Berger, Timothy J. Keating, Leslie D. Michelson and J. Taylor Simonton).  ISS also recommended that the Company’s stockholders REJECT the nomination by dissident stockholder Bulldog Investors, LLC (“Bulldog”) of three individuals for election to the Company’s Board of Directors.  ISS concluded that:  “The dissident’s case for change is uncompelling.1”

Glass, Lewis & Co., LLC (“Glass Lewis”), another leading proxy advisory firm, previously issued its recommendation that the Company’s stockholders vote on the WHITE proxy card FOR all Company nominees.

“We are pleased that ISS has joined Glass Lewis in supporting the election of all of BDCV’s director nominees.  The recommendation of both leading independent proxy advisory firms reinforces our belief that the Company’s board is proactively making changes to improve shareholder value,” said Timothy J. Keating, Chief Executive Officer.

The Company will hold its Annual Stockholders Meeting on July 9, 2015.  If you are a BDCV shareholder, it is important that the Company promptly receives your vote. If you have NOT already voted, please immediately vote the WHITE proxy card FOR all BDCV director nominees to ensure that your vote will be received in time and counted.  Please discard any green proxy card received from Bulldog.

Even if you have previously returned a green proxy card distributed by Bulldog, you may change your vote and support BDCV’s nominees.  Only your latest dated, validly executed vote will count.

If you have any questions about the Annual Meeting, please contact the Company’s proxy solicitor, Georgeson, Inc., at (866) 628-6079.

About BDCA Venture, Inc.

BDCA Venture, Inc. (www.BDCV.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940, as amended, that seeks to maximize total return by generating current income through debt investments in growth companies and, to a lesser extent, through capital appreciation.  BDCV’s shares are listed on Nasdaq under the ticker symbol “BDCV.”

To be added to BDCV’s email distribution list to receive quarterly newsletters and other announcements, please visit our website at www.BDCV.com.

1 Permission to use quotations neither sought nor obtained.

Investor Relations Contact:

Andrew G. Backman
Investor Relations / Public Relations
abackman@rcscapital.com
(917) 475-2135

Matthew L. Furbish
Investor Relations
Mfurbish@rcscapital.com
(917) 475-2153

Forward-Looking Statements
This press release may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect BDCV’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in BDCV’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC.  Please refer to BDCV’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies.  Except as required by the federal securities laws, BDCV undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.  The reference to BDCV’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.